Exhibit 99.2

UnumProvident Corporation

12,000,000 8.25% Adjustable Conversion-Rate Equity Security Units

Subscription Agreement

Dated as of May 6, 2004

To the undersigned Subscribers:

UnumProvident Corporation, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions set forth in this Subscription Agreement (this “Agreement”), to issue and sell to the subscribers named in Schedule I (the “Subscribers”) an aggregate of 12,000,000 8.25% Adjustable Conversion-Rate Equity Security Units of the Company (the “Units”). The date of execution of this Agreement, printed above, is referred to as the “Execution Date.”

Each Unit has a stated amount of $25 and will initially consist of (i) a contract (a “Purchase Contract”) pursuant to which the holder agrees to purchase, for $25, a number of shares of common stock, par value $0.10, of the Company (“Common Stock”) on May 15, 2007 and (ii) a 1/40th, or 2.5%, ownership interest in a senior note of the Company with a principal amount of $1,000 (a “Senior Note”). The Purchase Contracts will be issued pursuant to a purchase contract agreement, to be dated as of May 11, 2004 (the “Purchase Contract Agreement”), with JPMorgan Chase Bank, as purchase contract agent. The Senior Notes will be issued pursuant to the Indenture dated as of March 9, 2001 between the Company and JPMorgan Chase Bank (fka The Chase Manhattan Bank), as trustee, as amended (the “Base Indenture”), and the Supplemental Indenture thereto to be dated as of May 11, 2004 (the “Supplemental Indenture”, and together with the Base Indenture, the “Indenture”). In connection with the issuance of the Units, the Company will enter into a pledge agreement, to be dated as of May 11, 2004 (the “Pledge Agreement”) with BNY Midwest Trust Company, as collateral agent, custodial agent and securities intermediary, creating a pledge and security interest for the benefit of the Company to secure the obligations of the holders of Units under the Purchase Contracts. The Purchase Contracts, the Purchase Contract Agreement, the Senior Notes, the Indenture, the Pledge Agreement and the Registration Rights Agreement (as defined below) are collectively referred to herein as the “Purchase Documents.”

1.	Authorization of the Issuance and Sale of Units

The Company has duly authorized the issuance and sale, at the Closing (as defined below) as provided for in Section 3 of this Agreement, of an aggregate of 12,000,000 Units.

2.	Purchase and Sale of the Units

(a) Subject to the terms and conditions set forth in this Agreement, the Company agrees to issue and sell to each of the Subscribers, and each of the Subscribers irrevocably agrees, severally and not jointly, to purchase from the Company at a purchase price per Unit of $25, the number of Units set forth opposite the name of such Subscriber in Schedule I, and which Units shall contain the following terms: (i) the distribution rate per Unit shall be 8.25% per annum, (ii) the Reference Price (as such term is used in the Purchase Contract Agreement) shall be equal to the lower of the closing price of a share of the Company’s Common Stock on the New York Stock Exchange on (A) May 5, 2004 and (B) May 6, 2004, (iii) the Threshold Appreciation Price (as such term is used in the Purchase Contract Agreement) shall be 115% of the Reference Price, (iv) the interest rate on the Senior Notes shall be 5.085% per annum and (v) the Contract Adjustment Payment Rate (as such term is used in the Purchase Contract Agreement) shall be 3.165% per annum.

(b) The terms of the Units shall be as set forth in the Confidential Private Offering Memorandum dated May 6, 2004 delivered by the Company to each Subscriber (including all exhibits thereto, the “Confidential Private Offering Memorandum”).

(c) The Company has no obligation to issue or sell any Units to any Subscriber and may, at any time prior to the Closing (as defined in Section 3) and upon written notice to a Subscriber, revoke such Subscriber’s subscription for the Units.

3.	Closing

The Units to be purchased by each Subscriber, in certificated form and in such authorized denominations and registered in such names as each Subscriber may request upon at least forty-eight hours’ prior notice to the Company, shall be delivered by or on behalf of the Company to each Subscriber against payment by or on behalf of such Subscriber of the purchase price in U.S. dollars for such Units by wire transfer of federal (same-day) funds to the account specified by the Company to each Subscriber at least forty-eight hours in advance of the Closing. The time and date of such delivery and payment shall be the third business day following the date hereof. Such time and date for delivery of the Units is called the “Closing” and the date on which the Closing occurs is called the “Closing Date.” As used in this Agreement, the term “business day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

4.	Conditions to Closing

(a) The obligations of the several Subscribers to purchase the Units shall be subject to the satisfaction of each of the following conditions on the Closing Date:

(i) All necessary regulatory approvals for the issuance and sale of the Units by the Company shall have been obtained and shall be in full force and effect;

(ii) The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects as of the Execution Date and, other than the representations and warranties contained in Sections 5(j) and (l) hereof, as of the Closing Date as if made at and as of such dates; the Company shall have furnished or caused to be furnished to the Subscribers at the Closing, certificates of officers of the Company as to such accuracy of the representations and warranties of the Company and as to the performance by the Company of all of its respective obligations in this Agreement to be performed at or prior to the Closing;

(iii) The Subscribers shall have received an opinion of F. Dean Copeland, General Counsel of the Company dated as of the Closing Date, substantially to the effect set forth in Annex I hereto;

(iv) The Subscribers shall have received an opinion of Sullivan & Cromwell LLP, counsel to the Company, dated as of the Closing Date, substantially to the effect set forth in Annex II hereto;

(v) The offer and sale of the Units, including the securities constituting the Units, being the Senior Notes, the Purchase Contracts and the shares of Common Stock issuable pursuant to the terms of the Purchase Contracts (such constituent securities together, the “Underlying Securities”), to the Subscribers pursuant to this Agreement shall be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”); and

(vi) The Company shall have executed and delivered to the Subscribers the registration rights agreement in the form of Annex III between the Company and each of the Subscribers, dated as of the Closing Date (the “Registration Rights Agreement”).

(vii) The definitive Purchase Documents shall have been executed and delivered by the parties thereto, on substantially the terms and conditions described in the Confidential Private Offering Memorandum and shall be in full force and effect.

(b) The obligations of the Company shall be subject to the following conditions:

(i) The several Subscribers’ representations and warranties, as set forth in Section 7 to this Agreement, shall be true and correct at and as of the Execution Date and the Closing Date as if made at and as of such dates; and

(ii) The purchases of the Units including the Underlying Securities by the Subscribers pursuant to this Agreement shall be exempt from the registration requirements of the Securities Act; and

(iii) The receipt of the purchase price as provided in Section 3 hereof.

5.	Representations and Warranties of the Company

The Company represents and warrants to, and agrees with, each of the Subscribers that as of the Execution Date (or such other date as may be expressly stated below):

(a) (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware; (ii) the Company has the corporate power and authority to own its properties and conduct its business as currently conducted, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification or good standing, except when the failure of the Company to be so qualified and in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, considered as a whole (a “Material Adverse Effect”); (iii) each of the subsidiaries of the Company listed on Annex IV hereto (each, a “Significant Subsidiary”) has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation with the corporate power and authority to own its properties and conduct its business, except when the failure of any such Significant Subsidiary to be so would not, in each case, have a Material Adverse Effect; and (iv) each Significant Subsidiary is duly qualified to do business as a foreign corporation for the transaction of business, and is in good standing under the laws of each other jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification and good standing, except when the failure of any such Significant Subsidiary to be so would not, in each case, have a Material Adverse Effect;

(b) (i) This Agreement has been duly authorized, executed and delivered by the Company and (ii) the Registration Rights Agreement has been duly authorized by the Company, and, when duly executed and delivered by the Company, and each will constitute a valid and legally binding obligation of the Company, enforceable in accordance with its terms and subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles, except that no representation is made with respect to the enforceability of any indemnification or contribution provisions contained in the Registration Rights Agreement relating to violations under the Securities Act;

(c) (i) The Company has an authorized capitalization as set forth in the Confidential Private Offering Memorandum, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; (ii) the shares of Common Stock issuable pursuant to the terms of the Purchase Contracts (such shares, the “Underlying Shares”) have been duly authorized and reserved for issuance, and, when issued and delivered in accordance with the terms of the Purchase Contracts, will be validly issued, fully paid and non-assessable; the stockholders of the Company have no preemptive or similar rights with respect to such

Underlying Shares; and (iii) the Underlying Shares will conform in all material respects to the description thereof contained in the Confidential Private Offering Memorandum;

(d) (i) Each of the Remarketing Agreement (as defined in Section 6), the Purchase Contract Agreement and the Pledge Agreement has been duly authorized by the Company and, when duly executed and delivered by the Company, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and (ii) each of the Purchase Contract Agreement, the Pledge Agreement and the Remarketing Agreement will conform in all material respects to the descriptions thereof contained in the Confidential Private Offering Memorandum;

(e) The Pledge Agreement relating to the Units will create, as collateral security for the performance when due by the holders from time to time of such Units of their respective obligations under the Purchase Contracts constituting part of such Units, a valid security interest (as defined in the Uniform Commercial Code, as adopted and in effect in the State of New York (the “New York UCC”)) in favor of the collateral agent under the Pledge Agreement (the “Collateral Agent”) for the benefit of the Company, in the right, title and interest of such holders in the securities and other assets and interests pledged to the Collateral Agent pursuant to the Pledge Agreement (the “Pledged Securities”);

(f) (i) The Purchase Contracts included in the Units have been duly authorized by the Company and, when duly executed, authenticated and delivered in accordance with the terms of the related Purchase Contract Agreement and paid for in accordance with the terms of this Agreement, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; (ii) the Purchase Contracts will conform in all material respects to the description thereof contained in the Confidential Private Offering Memorandum; and (iii) the stockholders of the Company have no preemptive or similar rights with respect to the Purchase Contracts;

(g) (i) The Base Indenture has been duly authorized and executed by the Company and constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; (ii) the Supplemental Indenture has been duly authorized by the Company, and when duly executed and delivered by the Company, will constitute a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; (iii) the Base Indenture conforms, and the Supplemental Indenture will conform, in all material respects to the descriptions thereof in the Confidential Private Offering Memorandum; (iv) the Senior Notes included in the Units have been duly authorized by the Company, and, when duly executed, authenticated, issued and delivered, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and will be entitled to the benefits provided by the Indenture; and (v) the Senior Notes conform in all material respects to the description thereof in the Confidential Private Offering Memorandum;

(h) (i) The Units have been duly authorized by the Company, and, when duly executed, authenticated and delivered pursuant to the terms of the related Purchase Contract Agreement and this Agreement, such Units will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles and will be entitled to the benefits provided by the Purchase Contract Agreement; and (ii) the Units conform in all material respects to the description thereof contained in the Confidential Private Offering Memorandum;

(i) All of the issued shares of capital stock of each Significant Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and are or will be owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except when such liens, encumbrances, equities or claims would not, in each case, have a Material Adverse Effect;

(j) (i) None of the Company or any of the Significant Subsidiaries has sustained since December 31, 2003 any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, except in each case, individually or in the aggregate, as would not materially adversely affect an investment in the Units contemplated by the Confidential Private Offering Memorandum and this Agreement; and (ii) except as otherwise contemplated by the Confidential Private Offering Memorandum, since December 31, 2003, there has not been any material adverse change, or any development that would be reasonably expected to cause a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries considered as a whole, except for any such decrease or development that would not, in each case, individually or in the aggregate, have a Material Adverse Effect;

(k) (i) The issue and sale of the Units, the Purchase Contracts, the Senior Notes and the Underlying Shares and the compliance by the Company with all of the provisions of the Units, the Purchase Contracts, the Remarketing Agreement, the Purchase Contract Agreement, the Pledge Agreement, the Indenture, the Registration

Rights Agreement and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, except for such conflicts, breaches and violations, that, individually or in the aggregate, would not have a Material Adverse Effect, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-Laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties; and (ii) no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Units or the consummation by the Company of the transactions contemplated by this Agreement, the Indenture, the Remarketing Agreement, the Purchase Contract Agreement, the Purchase Contracts, or the Pledge Agreement except such as have been, or will have been obtained prior to Closing, and such registrations and qualifications as will be made or obtained under the Securities Act and the Trust Indenture Act of 1939 (the “Trust Indenture Act”) pursuant to the Registration Rights Agreement and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the distribution of the Units;

(l) Except as set forth in the Confidential Private Offering Memorandum, (i) there are no legal or governmental proceedings pending to which the Company or any of its Significant Subsidiaries is a party or of which any property of the Company or any of its Significant Subsidiaries is the subject, which, if determined adversely to the Company or any of its Significant Subsidiaries, would have a Material Adverse Effect; and (ii) to the Company’s knowledge, no such proceedings are threatened or contemplated against the Company or any of its Significant Subsidiaries;

(m) (i) There are no legal or governmental proceedings pending in relation to the issue and sale of the Units, Purchase Contracts, the Senior Notes or the Underlying Shares or the compliance by the Company with all of the provisions of the Units, the Purchase Contracts, the Purchase Contract Agreement, the Pledge Agreement, the Indenture, the Registration Rights Agreement or this Agreement or the consummation of the transactions herein contemplated and (ii) to the best of the Company’s knowledge, no such proceedings are threatened or contemplated against the Company; (iii) each of the Company and the Significant Subsidiaries has all necessary consents, licenses, authorizations, approvals, orders, certificates, permits, registrations and qualifications (collectively, the “Consents”) of and from, and has made all filings and declarations (collectively, the “Filings”) with, all insurance regulatory authorities, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, necessary to own, lease, license and use its properties and assets and to conduct its business as currently conducted, except where the failure to have such Consents or have made such Filings would not have a Material Adverse Effect; (iv) the Company and each of the Significant Subsidiaries are in compliance in all material respects with all applicable laws, rules, regulations, orders, by-laws and similar requirements, including in connection with registrations or memberships in self-regulatory organizations, and all such Consents and Filings are in full force and effect and, except with respect to events, inquiries, investigations and proceedings as set forth in the Confidential Private Offering Memorandum, neither the Company nor any of the Significant Subsidiaries has received any notice of any event, inquiry, investigation or proceeding that would result in the suspension, revocation or limitation of any such Consent or otherwise impose any limitation on the conduct of the business of the Company or any such subsidiary, except where the failure to so comply, the failure to have such Consents or have made such filings or the imposition of any such limitation would not have a Material Adverse Effect; and (v) to the knowledge of the Company, there is no sustainable basis for any such suspension, revocation or limitation of any such Filing or Consent that would have a Material Adverse Affect;

(n) The Company is not, and, after giving effect to the issuance and sale of the Units pursuant to this Agreement and the application of the proceeds of the sale of the Units, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended;

(o) The financial statements of the Company and its consolidated subsidiaries, together with the related schedules and notes, each as delivered to Subscribers, present fairly in all material respects the financial position, the results of operations and the changes in cash flows of such entities in conformity with U.S. generally accepted accounting principles at the respective dates or for the respective periods to which they apply;

(p) No form of general solicitation or general advertising was used by the Company or its representatives in connection with the offer or sale of the Units. Except as may arise by breach of the representations and warranties of the Subscribers contained in Section 7(e) through Section 7(h), no registration of the Units pursuant to the provisions of the Securities Act will be required for the offer, sale or issuance of the Units (including the Underlying Securities) pursuant to this Agreement. The Company agrees that neither it, nor anyone acting on its behalf, will offer or sell the Units, the Underlying Securities or any other security so as to require the registration of the Units, the Underlying Securities or any such other security pursuant to the provisions of the Securities Act unless such Units (including the Underlying Securities) are so registered; and

(q) The Confidential Private Offering Memorandum, including the exhibits thereto, as of the date hereof does not contain, and as of the Closing Date will not contain, an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(r) Insurance. Except as would not reasonably be expected to have a Material Adverse Effect, (i) the Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as the Company believes is reasonably appropriate and (ii) the Company does not have reason to believe that it or any of its subsidiaries will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost as may be necessary to continue its business.

(s) Solvency. On the Closing Date, the Company after giving effect to the issuance of the Units and the application of the proceeds therefrom) will be Solvent. As used in this paragraph, the term “Solvent” means that (i) the present fair market value (or present fair saleable value) of the assets of the Company is not less than the total amount required to pay the liabilities of the Company on its total existing debts and liabilities (including contingent liabilities) (which liabilities are calculated for purposes of this representation in the manner used in the preparation of the Company’s consolidated balance sheet) as they become absolute and matured; (ii) the Company is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business (assuming the ability to refinance existing obligations); (iii) the Company is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature (assuming the ability to refinance existing obligations); and (iv) the Company is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which it has unreasonably small capital.

(t) Reporting Requirements. The Company is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act and as of the date hereof meets the “registrant eligibility” requirements set forth in the general instructions applicable to registration statements on Form S-3 covering the resale of the Units issuable pursuant to this Agreement.

6.	Covenants of the Company

The Company covenants and agrees with each of the Subscribers:

(a) To enter into a remarketing agreement (the “Remarketing Agreement”) with terms conforming in all material respects to the description thereof contained in the Confidential Private Offering Memorandum with a nationally recognized investment banking firm at least one month prior to the remarketing date described in the Confidential Private Offering Memorandum; and

(b) To reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to satisfy any obligation to issue the Underlying Shares in accordance with the provisions of the Purchase Contracts.

7.	Representations, Warranties, Covenants and Acknowledgments of the Subscribers

Each Subscriber represents and warrants to, and acknowledges and agrees with, the Company that, with respect to itself:

(a) It is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each Subscriber has full power and authority to enter into this Agreement and the irrevocable commitment represented thereby, to perform its obligations under this Agreement and to consummate its purchase of Units as provided in this Agreement. This Agreement and the purchases contemplated under this Agreement have been duly authorized by all necessary action on the part of such Subscriber, and this Agreement has been duly executed and delivered by such Subscriber and is a valid and binding obligation of such Subscriber, enforceable against such Subscriber in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors’ rights and general principles of equity;

(b) The execution, delivery and performance by each Subscriber of its obligations under this Agreement does not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Subscriber is a party or by which such Subscriber is bound or to which any of the property or assets of such Subscriber is subject, nor will such actions result in any violation of the provisions of the certificate of incorporation or by-laws (or analogous constitutional documents) of such Subscriber or any statute or any order, rule or regulation of any court or other governmental agency or body having jurisdiction over such Subscriber or any of its properties, except as would not have a Material Adverse Effect on such Subscriber or its ability to perform its commitment and obligations under this Agreement;

(c) Such Subscriber is not required to obtain any approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any governmental entity or authority or any other person or entity in respect of any law not previously obtained, given or made, and no lapse of a waiting period under any law applicable to such Subscriber is necessary or required, in connection with the execution, delivery or performance by such Subscriber or enforcement against such Subscriber of this Agreement;

(d) (i) The Units (including the Underlying Securities) to be purchased by it pursuant to this Agreement are being acquired solely for the purpose of investment within the meaning of Section 801.1 of the Premerger Notification Rules set forth in 16 C.F.R. Part 800 and (ii) with respect to its purchase of Units (including the Underlying Securities) contemplated by this Agreement, it will otherwise qualify for the exemption set forth in Section 802.9 of the Premerger Notification Rules set forth in 16 C.F.R. Part 800 (e.g., it is not a competitor of the Company);

(e) The Units (including the Underlying Securities) to be purchased by it pursuant to this Agreement are being acquired for its own account for investment and not with a view to the distribution thereof or with any intention of distributing or reselling such Units (or any of the Underlying Securities) or any part thereof within the meaning of the Securities Act or any applicable state securities laws; neither such Subscriber nor any person acting on behalf of such Subscriber, directly or indirectly, has entered into any hedging transaction or other transaction with respect to the Units or any of the Underlying Securities which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Units or any of the Underlying Securities, even if such Units or Underlying Securities would be disposed of by someone other than the Subscriber, in anticipation of this Agreement or the purchase and sale of Units hereunder, nor will any such person, directly or indirectly, enter into any hedging or derivative transaction with respect to the Units or the Underlying Securities during the period beginning on the date of this Agreement and ending six months following the Closing Date (the “Restricted Period”); and the Subscriber agrees that any such hedging or derivative transactions, if and when executed following the expiration of the Restricted Period, shall be effected pursuant to an available exemption from registration under the Securities Act. Such prohibited hedging or derivative transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Units or the Underlying Securities or with respect to any security that includes, relates to, or derives any significant part of its value from such Units or Underlying Securities. Notwithstanding the foregoing, this paragraph (e) shall not prohibit or otherwise restrict sales of the Units or Underlying Securities pursuant to an effective registration statement under the Securities Act;

(f) Such Subscriber’s financial condition is such that such Subscriber is able to bear all economic risks of investing in the Units, including a complete loss of such Subscriber’s investment in the Units. Such Subscriber:

(i) is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act and is purchasing Units hereunder in an aggregate stated amount of at least U.S. $1,000,000;

(ii) has such knowledge and experience in financial and business matters that such Subscriber is capable of evaluating the merits and risks of the investment in the Units contemplated by this Agreement; and

(iii) maintains its principal place of business at the address set forth on Schedule I hereto (it being agreed that each Subscriber shall have the unilateral right by notice to the Company to amend such address after the Execution Date);

(g) Such Subscriber acknowledges that it has carefully reviewed the Confidential Private Offering Memorandum and that the Company has provided such Subscriber with adequate access to financial and other information concerning the Company and the Units as requested and such Subscriber has had the opportunity to ask questions of and receive answers from the Company concerning such matters and the purchase of the Units contemplated by this Agreement and to obtain from the Company any additional information necessary to make an informed decision regarding an investment in the Company and the Units. Such Subscriber acknowledges that the Company has given it an opportunity to perform its own due diligence and such Subscriber has entered into this Agreement without relying on any representation or warranty of the Company or any other person for purposes of making an investment decision with respect to the Units other than those expressly set forth in this Agreement;

(h) Such Subscriber acknowledges that Goldman, Sachs & Co., as the private placement agent (the “Private Placement Agent”) in connection with the issue and sale of Units hereunder, will not be providing you with any material regarding the Units or the Company except for the Confidential Private Offering Memorandum, dated May 6, 2004. In addition, such Subscriber acknowledges that the Private Placement Agent makes no representation or warranty, expressed or implied, as to the accuracy or completeness of the information provided or to be provided to you by the Company, and nothing contained in any documents provided to it is, or shall be relied upon as, a promise or representation by the Private Placement Agent;

(i) Such Subscriber understands that neither the Units nor any of the Underlying Securities will be registered under the Securities Act, on the ground that the sale provided for in this Agreement is exempt from registration under the Securities Act pursuant to Section 4(2) thereunder, and that the reliance of the Company on such exemption is predicated in part on such Subscriber’s representations set forth in this Agreement. Such Subscriber understands that the Units and each of the Underlying Securities being purchased under this Agreement are restricted securities within the meaning of Rule 144 of the Securities Act, that the Units and each of the Underlying Securities are not registered and must be held indefinitely unless they are subsequently registered or an exemption from such registration is available and that neither the Company nor the Placement Agent makes any representation as to the availability of Rule 144 or any other exemption under the Securities Act for the re-offer, resale, pledge or transfer of the Units or the Underlying Securities; and

(j) If it is an entity whose underlying assets are considered to include “plan assets” as defined in the Employee Retirement Income Security Act of 1974, as amended (“ERISA”):

(A) as of the Closing and on each day from and including the Closing Date through and including the later of (I) the date of satisfaction of its obligations under all Purchase Contracts held by it and (II) the disposition of all Units and any of the Underlying Securities, the acquisition, holding and the disposition of any Unit (and any of the Underlying Securities) by such Subscriber does not and will not constitute a prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or other similar laws, in each case, because an exemption (which, in the case of a plan subject to ERISA or the Code, shall be a prohibited transaction class exemption issued by the U.S. Department of Labor) is available with respect to such transactions and the conditions of such exemption have been satisfied; and

(B) participation in the remarketing of the Senior Notes described in the Confidential Private Offering Memorandum will not constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code or other similar laws, in each case, for which an exemption is not available.

(k) Such Subscriber acknowledges and agrees, and covenants with the Company, without limitation, that:

(A) an investment in the Units entails significant risks, certain of which risks are described in the “Risk Factors” section previously disclosed to it in the Confidential Private Offering Memorandum, that there may be risks associated with such investment that are not so disclosed it in the Confidential Private Offering Memorandum and that there is a wide range of possible returns on its investment in Units, including a complete loss of its entire investment;

(B) it will make its own investment decision regarding the Units based on its own knowledge and investigation of the Company and the Units;

(C) it shall treat (i) the Senior Notes as indebtedness of the Company, (ii) treat itself as owner of the Senior Notes or Treasury Securities (as applicable), (iii) allocate 100.00% of the issue price of the Units to its interest in the Senior Notes and 0.00% to the Purchase Contract, in each case, for all U.S. Federal, state and local tax purposes and shall file its tax returns consistent with such treatment, except to the extent prohibited by law or regulation;

(D) so long as a registration statement is in effect under the Securities Act with respect to the transactions in the Units and the Underlying Securities and the use of the prospectus included in such registration statement has not been suspended pursuant to the terms of the Registration Rights Agreement, it will only transfer the Units and the Underlying Securities in a transaction covered by the plan of distribution included in such prospectus;

(E) its Units and Underlying Securities will be included in the registration statement required to be filed by the Company pursuant to the Registration Rights Agreement; and

(F) shall, not later than the Closing Date, return a completed and signed “Questionnaire” in the form attached hereto as Annex VI to the address therein specified.

8.	Third Party Beneficiary

(a) The Company agrees and acknowledges that Goldman, Sachs & Co., the Company’s placement agent for the Units, shall be entitled to rely on, as third party beneficiary, all the representations and warranties of the Company contained in this Agreement; and

(b) Each Subscriber agrees and acknowledges that Goldman, Sachs & Co., the Company’s placement agent for the Units, shall be entitled to rely on, as third party beneficiary, all the representations and warranties of each such Subscriber contained in this Agreement.

9.	Expenses and Fees

The Company shall pay all costs and expenses in connection with the preparation, printing, typing, reproduction, execution and delivery of this Agreement, the Confidentiality Agreement, the Indenture, the Purchase Contract Agreement, the Registration Rights Agreement, the Pledge Agreement and the Units and the Underlying Securities, any and all other documents furnished by the Company pursuant to or in connection with this Agreement, the Indenture, the Purchase Contract Agreement, the Registration Rights Agreement, the Pledge Agreement and any amendment or supplement to or modification of any of the foregoing including the reasonable fees and disbursements of the Company’s counsel. The parties shall otherwise bear their own costs and expenses in connection with this Agreement and the transactions contemplated hereby.

10.	Restrictions on Transfer

The Company and each of the Subscribers hereby establish and the Subscribers hereby agree that all offers and sales of Units shall be subject to the restrictions described in the legend attached hereto as Annex V. A legend substantially to the effect of Annex V shall appear on each individual certificate representing any Unit, Senior Note or Purchase Contract issued and sold pursuant to this Agreement and any shares of Common Stock issued pursuant to any such Purchase Contract.

11.	Indemnification by the Company

(a) The Company (i) shall indemnify and hold harmless, to the fullest extent permitted by law, each Subscriber from any losses, damages, expenses or liabilities (“Damages”), arising out of actions or claims of third parties (excluding each Subscriber’s subsidiaries and controlled affiliates) arising out of any untrue statement or alleged untrue statement of any material fact contained in the Confidential Private Offering Memorandum or in any amendment or supplement thereto or insofar as such Damages arise out of the omission or alleged omission from the Confidential Private Offering Memorandum or any amendment or supplement thereto of a material fact required to be stated therein or necessary to make the statements made therein not misleading, and (ii) shall reimburse each Subscriber for any legal or other expenses reasonably incurred by such Subscriber in investigating or defending any such actions or claims as such expenses are incurred; provided that the Company is not liable in any such case to the extent that any such Damages arise out of an untrue statement or alleged untrue statement or omission or alleged omission made in the Confidential Private Offering Memorandum or in any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Subscriber expressly for inclusion in the Confidential Private Offering Memorandum or in any amendment or supplement thereto.

(b) Each Subscriber shall, if a claim is to be made by such Subscriber against the Company under Section 11(a) hereof, promptly notify the Company and all other Subscribers in writing within 30 days after becoming aware of such claim. The omission to so notify the Company of the commencement of such action shall not relieve the Company from any liability which it may have to any such Subscriber under Section 11(a) hereof to the extent the Company is not materially prejudiced (through the forfeiture of substantive rights or defenses) as a result of such omission.

(c) The Company and the Subscribers agree that any payment made under Section 11(a) hereof shall be treated by the parties on their tax returns, to the extent permitted by law or regulation, as an adjustment to the original purchase price paid to the Company for the Units to which the payment relates.

(d) If the indemnification provided for in this Section 11 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) above in respect of any Damages (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such Damages (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and each of the Subscribers on the other from the offering of the Units to which such Damage (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (b) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and each Subscriber on the other in connection with the statements or omissions which resulted in such Damages (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company are the total net proceeds from such offering (before deducting expenses). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Subscribers on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Subscribers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Subscribers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the Damages (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

Notwithstanding the provisions of this subsection (d), no Subscriber shall be required to contribute any amount in excess of the amount by which the total price at which the Units were purchased exceeds the amount of any damages which such Subscriber has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Subscribers for the Units in this subsection (d) to contribute are several in proportion to their respective purchases and not joint.

12.	Confidentiality

(a) The term “Information” means all information about the Company and/or one or more of its affiliates and their respective businesses and the offer and sale of the Units, in each case, furnished to Subscribers or their Representatives (as defined below) by the Company or its Representatives, furnished before the Closing Date, whether oral or written, and in whatever form it is furnished, and all analyses, compilations, models, studies, summaries, notes, data and other documents and materials in whatever form produced or maintained, whether prepared by a Subscriber, its Representatives or others, that contain or reflect, or are generated from, any such information. Information shall not include, however, information which (i) is or becomes publicly available other than as a result of a disclosure by a Subscriber or its Representatives or (ii) is or becomes available to a Subscriber on a nonconfidential basis from a source (other than the Company or its Representatives) that, to the best of such Subscriber’s knowledge after due inquiry, is not prohibited from disclosing such Information to such Subscriber by legal, contractual, fiduciary or other obligation to the Company or any of its Representatives. The term “Representative” means for purposes of this Section 12, as to any person, such person’s affiliates and its and their respective directors, officers, employees, agents, other representatives (including, without limitation, advisors, financial advisors and consultants, counsel, attorneys, actuarial advisors and accountants). The term “person” shall be broadly interpreted to include, without limitation, any corporation, company, partnership, other entity or individual.

(b) Each Subscriber agrees: (i) to keep the Information confidential and not to, without the Company’s prior written consent, disclose or reveal any Information in any manner whatsoever and (ii) not to use, and to cause its Representatives not to use, Information for any purpose other than in connection with its purchase or ownership of the Units; provided, however, that a Subscriber may reveal the Information to its Representatives (a) who are actively and directly participating in advising such Subscriber with respect to its investment in the Units or who otherwise need to know the Information for the purpose of advising such Subscriber with respect to its investment in the Units, (b) who are informed by such Subscriber of the confidential nature of the Information and (c) who agree to act in accordance with this Section 12. The Subscriber will require its Representatives to observe the terms of this Section 12, and such Subscriber will be responsible for any breach of this Section 12 by any of its Representatives and each Subscriber agrees, at its sole expense, to take all reasonable measures (including, but not limited to, court proceedings) to restrain its Representatives from prohibited or unauthorized use of the Information.

(c) In the event that the Subscriber or any of its Representatives is requested pursuant to, or required by, applicable law or regulation or by legal process to disclose any Information or any other information concerning the Company or the purchase of Units, the Subscriber agrees that it will provide the Company with prompt notice of such request or requirement in order to enable it to (i) seek a protective order or other appropriate remedy, (ii) consult with the Subscriber with respect to the Company’s taking steps to resist or narrow the scope of such request or legal process or (iii) in the Company’s sole discretion, waive compliance, in whole or in part, with the terms of this Section 12. In the event that no such protective order or other remedy is obtained before the Subscriber is required to produce the Information or the Company waives compliance with the terms hereof, the Subscriber shall furnish, at its sole expense, only that portion of the Information which, in the opinion of its counsel, is legally required to be disclosed. In any such event, the Subscriber will use all reasonable efforts to ensure that confidential treatment will be accorded the Information and any other information concerning the Company or the purchase of Units that is so disclosed.

(d) Without prejudice to the rights and remedies otherwise available at law or equity to the Company, it is further understood and agreed that the Company would be irreparably injured by a breach of this Section 12, that money damages would not be a sufficient remedy for any actual or threatened breach of this Section 12 by the Subscriber or any of its Representatives and that the Company and its affiliates shall (without proof of actual damages) be entitled to equitable relief, including injunction and specific performance that may be available as a remedy, in addition to any other remedies that may be available in law or equity, if the Subscriber or any of its Representatives breach or threaten to breach any of the provisions of this Section 12. In the event of litigation relating to this Section 12, if a court of competent jurisdiction determines that the Subscriber or any of its Representatives have breached this Section 12, then the Subscriber shall reimburse the Company or the applicable affiliate for the costs and expenses (including without limitation, reasonable legal fees and expenses) incurred in connection with such litigation.

13.	Coordination of Communications of Non-Confidential Information

With respect to communications regarding information that is not confidential “Information” (as defined above), the Company and each of the Subscribers:

(a) consent to public disclosure of the identity of the Subscribers, the Subscription Agreement and the Units in connection with the public announcement of the transactions contemplated by this Agreement, as well as substantially similar disclosures in any press release of the Company and any report or other filing of the Company made pursuant to the Exchange Act (the “Approved Public Disclosures”);

(b) agree that this Agreement (including the Schedule and Annexes hereto), and any amendments to either may be publicly disclosed by the Company and that the term “Approved Public Disclosures” shall include the content of such documents;

(c) agree that, with respect to public disclosures by the Company regarding its sale of the Units, the Company shall consult with and obtain the consent of the Subscribers in advance of any public disclosure regarding the Subscriber’s intent in making an investment in the Units other than as contemplated by the Approved Public Disclosures, but the Company is otherwise free to make public disclosures concerning this Agreement and the Units without consulting with the Subscribers;

(d) agree that, with respect to public disclosures by a Subscriber regarding its purchase of Units, each Subscriber will consult with and obtain the prior consent of the Company prior to any public disclosure by the Subscriber occurring prior to the Closing Date, it being understood that the Subscriber may make Approved Public Disclosures it deems necessary and appropriate without the consent of the Company; following the Closing Date such prior consultation shall not be required; and

(e) agree that, notwithstanding anything to the contrary in this agreement, each party to this agreement (and such person’s employees, representatives, or other agents) may disclose to any and all persons, without limitation of any kind, the U.S. Federal tax treatment and U.S. Federal tax structure of the transactions and arrangements discussed in these materials and all materials of any kind (including opinions or other tax analyses) that are provided to such person relating to such tax treatment and tax structure. For purposes of this provision, the “tax structure” includes only those facts that may be relevant to understanding the purported or claimed U.S. Federal income tax treatment of the relevant transaction or arrangement and, to eliminate any doubt, therefore does not include information revealing or tending of itself to reveal the identity of the Company or any other person that participates in any way in discussion or preparation of (or is identified in any way in) materials that may be provided (and, in each case, such person’s affiliates, employees, representatives and other agents). This provision is intended to prevent any transaction or arrangement relating to these materials that is ultimately consummated from being treated as a “confidential transaction” within the meaning of Treas. Regs. §§1.6011-4(b)(3) and (c)(3)(i)(B).

14.	Survival

(a) In the event the Closing occurs hereunder, the respective agreements, representations, warranties, covenants and other statements of the Company and the Subscribers, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Subscriber or any officer or director or controlling person of any Subscriber, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Units.

(b) In the event the Closing does not occur hereunder on or prior to the Closing Date (including by virtue of the Company’s revocation of subscriptions pursuant to Section 2(c)), the obligations of the parties hereunder shall terminate other than:

(i) the Company’s rights under Section 2(c); and

(ii) Sections 9, 12, 14, 15, 18 and 19.

15.	Notices

All notices under this Agreement shall be in writing, and if from the Company to the Subscribers shall be delivered or sent by mail or facsimile transmission to you at the addresses set forth in Schedule I, as amended in accordance with Section 7(f)(iii); and if to the Company shall be delivered or sent by mail or facsimile transmission to UnumProvident Corporation, One Fountain Square, Chattanooga, Tennessee 37402, Attention: Robert C. Greving, Chief Financial Officer. Any such statements, requests, notices or agreements shall be effective upon receipt.

16.	Successors and Assigns

(a) This Agreement shall be binding upon, and inure solely to the benefit of, the Subscribers, the Company, and, to the extent provided in Section 14(a), the officers and directors of each of the Company and the Subscribers, and each person who controls the Company, or any Subscriber, and their respective heirs, executors, administrators, successors and assigns, and, except as set forth in Section 8 hereof, no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Units from any Subscriber (“Subsequent Purchaser”) shall be deemed a successor or assign by reason merely of such purchase.

(b) This Agreement may not be assigned by the Subscriber or the Company and any purported assignment shall be null and void.

17.	Headings

The headings used in this Agreement are for convenience only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

18.	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflicts of laws principles thereof.

19.	Jurisdiction and Venue

Each party hereto agrees that any suit, action or proceeding brought by a Subscriber against the Company in connection with or arising out of this Agreement, the Units or the offer and sale of the Units shall be brought non-exclusively in a United States District Court located in the Southern District of the State of New York. Each party hereto waives its right to trial by jury in any suit, action or proceeding with respect to this Agreement, the Units or the offer and sale of the Units.

20.	Entire Agreement

This Agreement, the Indenture, the Purchase Contract Agreement, the Pledge Agreement, the Remarketing Agreement and the Registration Rights Agreement, including any schedules and annexes hereto and thereto, constitute the entire agreement between the Company and each

Subscriber with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and negotiations, both written and oral (including the confidentiality agreements entered into between each Subscriber and the Company in connection with the offering of the Units), and there are no representations, warranties, covenants, acknowledgments or agreements between the parties with respect to the subject matter hereof or thereof except as expressly set forth herein and therein.

21.	Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which shall together constitute one and the same instrument.

22.	Amendments, Waivers and Consents

(a) This Agreement may be amended only upon execution of a written amendment by (a) on the one hand, the Company and (b) on the other hand (1) at or prior to the Closing, the Majority Subscribers and (2) after the Closing, holders of a majority of the Units outstanding at the time of such approval, any such amendment to bind all Subscribers and holders of the Units. Section 8 hereof cannot be amended without the consent of Goldman, Sachs & Co. as third party beneficiary. “Majority Subscribers” are one or more Subscribers who, together with their affiliates, have committed to purchase an aggregate number of Units amounting to greater than 50% of the stated amount of Units to be purchased hereunder by all Subscribers.

(b) Any written waiver or consent with respect to any provision of this Agreement, any term or provision of the Units or otherwise that is executed by (1) at or prior to the Closing, the Majority Subscribers or (2) after the Closing, holders of a majority of the Units outstanding at the time of execution of such waiver or consent, shall bind all Subscribers and holders of the Units.

If the foregoing is in accordance with your understanding, please sign and return three copies of this Agreement to UnumProvident Corporation, 1 Fountain Square, Chattanooga, Tennessee 37402, Facsimile: 423-294-2590, Attention: Susan N. Roth, and upon your acceptance of this Subscription Agreement, this Subscription Agreement and your acceptance shall constitute a binding agreement between each of the Subscribers and the Company.

Very truly yours, UNUMPROVIDENT CORPORATION

By:	/s/ F. Dean Copeland
	Name:	F. Dean Copeland
	Title:	Senior Executive Vice President and General Counsel

Agreed as of the date hereof: [SUBSCRIBER]

By:
Name:
Title:

If the foregoing is in accordance with your understanding, please sign and return three copies of this Agreement to UnumProvident Corporation, 1 Fountain Square, Chattanooga, Tennessee 37402, Facsimile: 423-294-2590, Attention: Susan N. Roth, and upon your acceptance of this Subscription Agreement, this Subscription Agreement and your acceptance shall constitute a binding agreement between each of the Subscribers and the Company.

Very truly yours, UNUMPROVIDENT CORPORATION

By:
Name:
Title:

Agreed as of the date hereof: D.E. Shaw & Co.

By:	/s/ Suzie J. Hahn
	Name:	Suzie J. Hahn
	Title:	Managing Director

If the foregoing is in accordance with your understanding, please sign and return three copies of this Agreement to UnumProvident Corporation, 1 Fountain Square, Chattanooga, Tennessee 37402, Facsimile: 423-294-2590, Attention: Susan N. Roth, and upon your acceptance of this Subscription Agreement, this Subscription Agreement and your acceptance shall constitute a binding agreement between each of the Subscribers and the Company.

Very truly yours, UNUMPROVIDENT CORPORATION

By:
Name:
Title:

Agreed as of the date hereof:

FIDELITY PURITAN TRUST: FIDELITY LOW-PRICED STOCK FUND

By:	/s/ John H. Costello
	Name:	John H. Costello
	Title:	Assistant Treasurer

If the foregoing is in accordance with your understanding, please sign and return three copies of this Agreement to UnumProvident Corporation, 1 Fountain Square, Chattanooga, Tennessee 37402, Facsimile: 423-294-2590, Attention: Susan N. Roth, and upon your acceptance of this Subscription Agreement, this Subscription Agreement and your acceptance shall constitute a binding agreement between each of the Subscribers and the Company.

Very truly yours, UNUMPROVIDENT CORPORATION

By:
Name:
Title:

Agreed as of the date hereof:

FTVIPT – FRANKLIN INCOME SECURITIES FUND

FIST – FRANKLIN CONVERTIBLE SECURITIES FUND

FTIF – FRANKLIN INCOME FUND

By:	/s/ David P. Goss
	Name:	David P. Goss
	Title:	Vice President

If the foregoing is in accordance with your understanding, please sign and return three copies of this Agreement to UnumProvident Corporation, 1 Fountain Square, Chattanooga, Tennessee 37402, Facsimile: 423-294-2590, Attention: Susan N. Roth, and upon your acceptance of this Subscription Agreement, this Subscription Agreement and your acceptance shall constitute a binding agreement between each of the Subscribers and the Company.

Very truly yours, UNUMPROVIDENT CORPORATION

By:
Name:
Title:

Agreed as of the date hereof: HIGHBRIDGE INTERNATIONAL LLC
By:	Highbridge Capital Management LLC

By:	/s/ Bart E. Baum
	Name:	Bart E. Baum
	Title:	Managing Director

If the foregoing is in accordance with your understanding, please sign and return three copies of this Agreement to UnumProvident Corporation, 1 Fountain Square, Chattanooga, Tennessee 37402, Facsimile: 423-294-2590, Attention: Susan N. Roth, and upon your acceptance of this Subscription Agreement, this Subscription Agreement and your acceptance shall constitute a binding agreement between each of the Subscribers and the Company.

Very truly yours, UNUMPROVIDENT CORPORATION

By:
Name:
Title:

Agreed as of the date hereof: OZ MASTER FUND, LTD.
By:	OZ Management, L.L.C.

By:	/s/ Daniel S. Och
	Name:	Daniel S. Och
	Title:	Senior Managing Member

If the foregoing is in accordance with your understanding, please sign and return three copies of this Agreement to UnumProvident Corporation, 1 Fountain Square, Chattanooga, Tennessee 37402, Facsimile: 423-294-2590, Attention: Susan N. Roth, and upon your acceptance of this Subscription Agreement, this Subscription Agreement and your acceptance shall constitute a binding agreement between each of the Subscribers and the Company.

Very truly yours, UNUMPROVIDENT CORPORATION

By:
Name:
Title:

Agreed as of the date hereof: STARQ ASSET MANAGEMENT LLC

By:	/s/ Colin M. Lancaster
	Name:	Colin M. Lancaster
	Title:	General Counsel

If the foregoing is in accordance with your understanding, please sign and return three copies of this Agreement to UnumProvident Corporation, 1 Fountain Square, Chattanooga, Tennessee 37402, Facsimile: 423-294-2590, Attention: Susan N. Roth, and upon your acceptance of this Subscription Agreement, this Subscription Agreement and your acceptance shall constitute a binding agreement between each of the Subscribers and the Company.

Very truly yours, UNUMPROVIDENT CORPORATION

By:
Name:
Title:

Agreed as of the date hereof: T. ROWE PRICE ASSOCIATES, INC.

By:	/s/ Jeff Arrisale
	Name:	Jeff Arrisale
	Title:	Vice President

If the foregoing is in accordance with your understanding, please sign and return three copies of this Agreement to UnumProvident Corporation, 1 Fountain Square, Chattanooga, Tennessee 37402, Facsimile: 423-294-2590, Attention: Susan N. Roth, and upon your acceptance of this Subscription Agreement, this Subscription Agreement and your acceptance shall constitute a binding agreement between each of the Subscribers and the Company.

Very truly yours, UNUMPROVIDENT CORPORATION

By:
Name:
Title:

Agreed as of the date hereof: BAY POND PARTNERS, L.P.
By:	Wellington Management Company, LLP

By:	/s/ Julie A. Jenkins
	Name:	Julie A. Jenkins
	Title:	Vice President and Counsel